Exhibit 10.1

[Form of Note]

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT, AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE LENDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND COMPLIANCE, TO THE REASONABLE SATISFACTION OF THE COMPANY, WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”), AS DEFINED IN SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE REQUIREMENTS SET FORTH IN TREASURY REGULATION SECTIONS 1.1275-2 AND 1.1275-3:  THE ISSUE PRICE OF THIS NOTE IS $[____________]; THE AMOUNT OF OID ON THIS NOTE IS $[______________]; THE ISSUE DATE OF THIS NOTE (THE “ISSUE DATE”) IS FEBRUARY 8, 2010; AND THE YIELD TO MATURITY OF THIS NOTE IS 14.37% COMPOUNDED.

Global Telecom & Technology, Inc.
____________________________

PROMISSORY NOTE
____________________________
[$_____.00]                                                                                                                                    February 8, 2010

FOR VALUE RECEIVED, Global Telecom & Technology, Inc., a Virginia corporation (the “Company”), promises to pay to the order of                     or its registered assigns (hereinafter together with successors in title and assigns referred to as the “Lender”), the principal sum of                     Dollars ($                    ), together with interest from the date hereof on the principal amount outstanding from time to time, as specified below.  This Note is one of a series of notes issued by the Company for up to an aggregate principal amount of $3,500,000.00 pursuant to substantially the same terms and conditions (collectively, the “2012 Notes”).

1.           Interest. The principal sum outstanding from time to time hereunder shall, from the date hereof until repaid, bear interest at the rate of 10% per annum.  Interest shall be computed on the basis of the actual number of days elapsed.  Accrued but unpaid interest shall be payable on February 8, 2011 and on the Maturity Date (as defined below).  The payment of interest shall be paid in cash.

2.           Maturing Date.  Subject to the default provisions set forth herein, the principal amount of this Note together with accrued and unpaid interest (the sum of such principal and accrued and unpaid interest being hereinafter referred to as the “Amount Due”) shall be due on February 8, 2012 (the “Maturity Date”).

3.           Prepayment.

(a)           Voluntary Prepayment.  The Company shall have the right at any time and from time to time to prepay all or part of any amount due under this Note without penalty or premium.  Any prepayment shall be applied, first, to the payment of any fees and expense payable by the Company under this Note, next to the payment of accrued interest and, finally to the payment of principal.

(b)           Mandatory Prepayment.  Upon the closing of a Change in Control (as defined below) this Note shall immediately become due and payable both as to principal and any accrued and unpaid interest.  For purposes hereof, a “Change in Control” means (i) any consolidation or merger of the Company with or into any other entity, or any other corporate reorganization or transaction as a result of which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the Company’s (or the surviving entity’s) voting power immediately after such consolidation, merger, reorganization or transaction, or any individual person or entity, or persons or entities acting in concert, who is not a stockholder as of the date of issuance of this Note (or affiliates of any such Stockholder) obtains control of 50% or more of the voting power of the Company, or (ii) any sale of all or substantially all of the assets of the Company (except, in the case of clause (ii), for a transaction in which the Company transfers such assets to one or more affiliates of the Company and the Company and such affiliate(s) then are and remain jointly and severally liable under this Note).

(c)           Pro Rata Prepayments.  Any prepayments under the 2012 Notes shall be made pro rata among all holders of the 2012 Notes in proportion to the outstanding principal amount of the 2012 Notes then held by each holder thereof.

4.           Payment.

(a)           Manner of Payment.  All amounts due under this Note shall be delivered to such address or account as may be designated from time to time by the Lender to the Company.  All cash payments hereunder shall be made by corporate check or wire transfer, at the Company’s option, in lawful money of the United States of America.

(b)           Business Day.  If any amount due under this Note is first due and payable on a Saturday, Sunday or public holiday under the laws of the State of Virginia, such amount shall be paid on the next succeeding business day and, in such case, such additional day or days shall be included in connection with computing the amount of interest accrued, due and payable.

5.           Certain Covenants.  Until this Note is repaid in full the Company shall not:

(a)           declare or pay any dividends or make any distributions, whether of an income or capital nature of cash or assets (not including a dividend or distribution in shares of Common Stock) or purchase, redeem or otherwise retire any shares of the Company’s capital stock provided, however, the restrictions set forth in this Section 5(a) shall not apply to dividends or distributions by the Company (i) paid solely in equity securities of the Company and (ii) to effect the redemption or purchase of capital stock of the Company from employees or advisors in connection with any equity compensation or repurchase plan or similar arrangement in effect from time to time; or

(b)           incur indebtedness for borrowed money or issue any debt securities to any person unless the repayment of those borrowings and/or the security is subordinate to the terms of the 2012 Notes; provided, however, the restrictions set forth in this Section 5(b) shall not apply to (i) any borrowings pursuant to a Credit Facility (as defined below), (ii) indebtedness incurred to refinance or replace the Senior Debt (as defined below) other than the Credit Facility, limited in total amount to $15,000,000, (iii) indebtedness assumed pursuant to the acquisition of another business or entity, (iv) obligations to trade creditors incurred in the ordinary course of business, (v) reimbursement and other obligations with respect to commercial and standby letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (vi) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company, (vii) purchase money indebtedness and capital lease obligations, (viii) obligations under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of the Company arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (ix) indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, (x) indebtedness in respect of bid, performance or surety, appeal, workman’s compensation claims or similar bonds issued for the account of and completion guarantees provided in the ordinary course of business, (xi) guarantees by the Company of any of the foregoing types of indebtedness incurred by any subsidiary of the Company or (xii) indebtedness consisting of intercompany loans and advances made by any the Company to a subsidiary of the Company.  For purposes of this Section 5(b), “Credit Facility” means the Second Amended and Restated Loan and Security Agreement by and among the Company, certain of its subsidiaries and Silicon Valley Bank, and any indebtedness incurred in connection with the refinancing or replacement thereof, in each case as the same may be modified or amended from time to time.

6.           Defaults.

(a)           Event of Default.  Each of the following events or conditions shall constitute an “Event of Default” hereunder:

(i)                      if a default occurs in the payment of any principal of, interest on, or other obligation with respect to, any of the 2012 Notes, whether at February 8, 2011, the Maturity Date or upon acceleration thereof, and such default shall continue for more than ten days after written notice to the Company thereof from the Majority Lenders (as hereafter defined);

(ii)                      the Company shall (A) discontinue its business, (B) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (C) admit in writing its inability to pay its debts as they mature, (D) make a general assignment for the benefit of creditors, or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

(iii)                      there shall be filed against either the Company an involuntary petition seeking reorganization of the Company or the appointment of a receiver, trustee, custodian or liquidator of the Company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”) and such Involuntary Petition shall not have been dismissed within 90 days after it was filed; or

(iv)                      if any other default occurs in the due observance or performance of any covenant or agreement on the part the Company to be observed or performed pursuant to the terms of this Note, and such default remains uncured for more than 30 days after written notice thereof from the Majority Lenders (as hereafter defined) to the Company.

(b)           Remedies on Default. Upon the occurrence of any Event of Default, and at any time thereafter during which such Event of Default shall be continuing, the Lender may (i) by written notice to the Company, declare the entire then current unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts then payable hereunder to be forthwith due and payable (provided, however, that if an Event of Default specified in Sections 6(a)(ii) or 6(a)(iii) shall occur, the then current unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts then payable hereunder shall automatically become due and payable without the giving of any such notice); and (ii) proceed to enforce all other rights and remedies available to the Lender under applicable law.  In case any one or more Events of Default shall occur and be continuing and acceleration of this Note shall have occurred, the Lender may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof or in and of the exercise of any power granted hereby or by law. No right conferred upon the Lender by this Note shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

7.           Collection Matters.  The Company promises to pay all costs of collection, including reasonable attorneys’ fees, incurred by the Lender upon and following any Event of Default under this Note, whether at maturity, by reason of acceleration of maturity pursuant to Section 6, or for any other reason.

8.           Subordination.

(a)           Subordination.  The payment of any and all amounts to the Lender under this Note shall be subordinate and subject in right and time of payment and all other respects, to the prior payment in full of all amounts payable under (i) Credit Facility or (ii) the Company’s other existing indebtedness for borrowed money or evidenced by debt securities, including the outstanding notes and capitalized leases of the Company and its subsidiaries, and not more than $15,000,000 of indebtedness incurred to refinance or replace such other existing indebtedness (the amounts referred to in the preceding clauses (i) and (ii) being the “Senior Debt”).  In furtherance of the foregoing:

(i)                      No Acceleration, Etc.  This Note shall not be declared due and payable before the earlier of the Maturity Date or the date on which the entire amount of the Senior Debt is indefeasibly paid in full in cash; provided, however, this Note shall automatically, without declaration or notice of any kind, be immediately due and payable upon the occurrence of a Change of Control or an Event of Default specified in Section 6(a)(ii) or Section 6(a)(iii).

(ii)                      No Payment.  Until the Senior Debt is paid in full, the Lender shall not ask, demand or sue for any payment of all or any part of the indebtedness hereunder (other than payments of interest or in the form of securities of the Company that are subordinated to the Senior Debt at least to the same degree as this Note (“Permitted Payments”)), provided, however, this Note shall automatically, without declaration or notice of any kind, be immediately due and payable on the Maturity Date, upon the occurrence of a Change of Control or an Event of Default specified in Section 6(a)(ii) or Section 6(a)(iii).

(iii)                      Insolvency Proceedings.  In the event of (A) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith relative to the Company or its creditors, as such, or to its assets, or (B) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (C) any assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company, then the holders of Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before the Lender shall be entitled to receive and retain any direct or indirect payment on account of any amounts payable under this Note (other than Permitted Payments).

(iv)                      Payments Held in Trust.  If notwithstanding the subordination provisions of this Note, the Lender shall receive any payment or distribution of assets of the Company before all amounts due or to become due or in respect of Senior Debt have been paid in full, then and in such event such payment or distribution shall be received in trust for the holders of Senior Debt.

(b)           Actions Not a Defense.  The Lender hereby waives to the fullest extent permitted by applicable law any other defense it may have to the subordination provisions hereof based on the actions or inactions of holders of Senior Debt Parties or otherwise.  Without limiting the generality of the foregoing, the Lender agrees that the holders of Senior Debt may at any time, and from time to time, without the consent of or notice to the Lender: (i) amend any term of the Senior Debt; (ii) sell, exchange, release or otherwise deal with any collateral for all or any of the Senior Debt; (iii) exercise or refrain from exercising any rights against the Company or others; and (iv) take or refrain from taking any action whatsoever with respect to the Company  or the Senior Debt; all without impairing the rights and remedies of the holders of Senior Debt.

(c)           No Impairment of Obligation.  Nothing contained in this Section 8 or elsewhere in this Note is intended to or shall impair, as among the Company and the Lender, the obligation of the Company, which is absolute and unconditional, to pay to the Lender the principal of and interest on and all other amounts due under this Note in accordance with its terms, nor shall anything herein prevent the Lender from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the provisions of this Section 8.

(d)           Further Assurances. The Lender agrees to execute an agreement in such form as may be reasonably requested by the holders of Senior Debt subordinating this Note to the Senior Debt; provided, however, no such agreement shall require the Lender to defer the receipt of payment of the Amount Due after the Maturity Date.

9.           Waivers of Notice. The Company hereby expressly and irrevocably waives presentment, demand, protest, notice of protest and all other notices in connection with collection of this Note.  No delay or extension on the part of the Lender in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note, and a waiver of any right on any one occasion shall not operate as a waiver of such right on any future occasion.

10.           Replacement of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 10 shall be dated as of the date of this Note.

11.           General.

(a)           Notices. All notices, requests, consents and demands with respect to this Note shall be made in writing and shall be sent, delivered or mailed, addressed as follows:

If to the Lender:

________________________
________________________
________________________
________________________

If to the Company:

Global Telecom & Technology, Inc.
8484 Westpark Drive
Suite 720
McLean, VA 22102

Each such notice or other communication shall be given by: (i) hand delivery; (ii) certified mail, U.S. first class postage prepaid, return receipt requested; or (iii) nationally recognized overnight courier service guaranteeing next Business Day delivery.  Each such notice or communication shall be effective when delivered at the address specified in this Section 11(a) (or in accordance with the latest unrevoked notice of change of address from the receiving party).  Either party may change its address for the purpose of this Section 11(a) by giving the other party written notice of its new address in the manner set forth above.

(b)           Section Headings.  The section headings contained in this Note are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provision of this Note.

(c)           Amendment and Waiver.  No provision of this Note may be amended or modified, nor may compliance with any term, covenant, agreement, condition or provision set forth in this Note be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), except by a written consent of the Company and the holders of at least a majority of the aggregate amount of outstanding principal due under the 2012 Notes (“Majority Lenders”).  The obligation to repay the principal amount of this Note and all accrued interest thereon on the Maturity Date cannot be amended or modified without the written consent of the Lender.

(d)           Successors, Assigns and Transferors.  This Note shall not be assignable or transferable by the Lender without the prior written consent of the Company and, in any case, shall not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or qualification under the Securities Act of 1933, as amended, and any state securities laws that may be applicable or in the absence of an exemption therefrom.  Any purported assignment or transfer not made in accordance with this Section 11(d) shall be null and void.  Subject to the foregoing, the rights and obligations of the Lender and the Company under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, the Lender and the Company and their respective heirs, successors and permitted assigns.  If any transfer of this Note is made by the Lender in accordance with this Section 11(d), thereafter all references in this Note to the Lender shall mean such transferee.

(e)           Loss or Destruction of Note.  Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Company in the case of loss, theft or destruction, or in the case of mutilation, the surrender and cancellation of this Note, the Company shall execute and deliver to the Lender a new note of like tenor and denomination as this Note in lieu of such lost, stolen, destroyed or mutilated Note, at the Lender’s expense.

(f)           Usury.  Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable.  If the rate of interest called for under this Note at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable.  If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the lesser of the maximum rate legally enforceable and the rate otherwise provided for in this Note.

(g)           Severability.  In the event that any one or more of the provisions of this Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

(h)           Entire Agreement.  This Note and the Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all previous or contemporaneous agreements, whether written or oral and whether by any officer, employee, representative or affiliate of either party hereto, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof.

(i)           Mutual Drafting.  The Company and the Lender are sophisticated entities and have been represented by attorneys who have jointly participated in the negotiation and drafting of this Note.  As a consequence, the Company and the Lender do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Note, and therefore waive their effects.

(j)           Remedies.  The Lender shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Note by the Company.  Without limiting the generality of the foregoing, the Company acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach by it of this Note and that irreparable harm would result if this Note were not specifically enforced.  Therefore, the rights of the Lender and obligations of the Company hereunder shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and shall be granted in connection therewith, without the necessity of posting a bond or other security or proving irreparable harm and without regard to the adequacy of any remedy at law.  The Lender’s right to specific performance and injunctive relief shall be in addition to all other legal or equitable remedies available to such party.

(k)           Third Party Beneficiaries.  No person or entity other than the Lender and its successors is or is intended to be a beneficiary of this Note.

(l)           Governing Law.  THIS NOTE, ALL TRANSACTIONS CONTEMPLATED HEREBY, ALL RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ALL DISPUTES BETWEEN THE PARTIES ARISING OUT OF OR WITH RESPECT TO ANY OF THE FOREGOING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINA WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF VIRGINIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF VIRGINIA.

(m)           Consent to Jurisdiction.  EACH PARTY AGREES THAT ANY AND ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES BETWEEN THE PARTIES WITH ARISING OUT OF OR RESPECT TO ANY OF THE FOREGOING SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF VIRGINIA, ENCOMPASSING FAIRFAX COUNTY, AND ANY APPELLATE COURTS THEREFROM (COLLECTIVELY, THE “VIRGINIA COURTS”).  EACH PARTY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, ANY TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES BETWEEN THE PARTIES ARISING OUT OF OR WITH RESPECT TO ANY OF THE FOREGOING IN ANY OF THE VIRGINIA COURTS.  EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE VIRGINIA COURTS.  EACH PARTY CONSENTS AND

SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF ANY OF THE VIRGINIA COURTS IN RESPECT OF ANY SUCH PROCEEDING.

(n)           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, ANY TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES BETWEEN THE PARTIES ARISING OUT OF OR WITH RESPECT TO ANY OF THE FOREGOING WILL INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

(o)           Further Assurances.  At any time and from time to time, the Company shall, at its cost and expense, in good faith and in a timely manner, take or cause to be taken all appropriate actions, do or cause to be done all things necessary, proper or advisable, and execute, deliver and acknowledge such documents and other papers as may be required to carry out the provisions of this Note and to give effect to the consummation of the transactions contemplated by this Note.

(p)           Interpretation.  The language used in this Note shall be conclusively deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.  Whenever the words “include”, “includes” or “including” are used in this Note, they will be deemed to be followed by the words “without limitation.”  The word “or” is not exclusive and is deemed to have the meaning “and/or”.  The words “hereof,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Note will refer to this Note as a whole and not to any particular provision of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first written above.

GLOBAL TELECOM & TECHNOLOGY, INC.

By: _____________________________________
Name: ___________________________________
Title: ____________________________________